EXHIBIT 5



          (212) 848-7325


                                      May 8, 1995



          Viacom Inc.
          1515 Broadway
          New York, New York  10036

          Viacom International Inc.
          1515 Broadway
          New York, New York  10036

          Ladies and Gentlemen:

                     We have acted as counsel for Viacom Inc., a Delaware corporation ("Viacom"), and Viacom International Inc., a Delaware corporation ("Viacom International"), in connection with the preparation and filing with the Securities and Exchange
          Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (Reg. No. 33-53485) (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to the following securities (collectively, the "Securities"): (i) senior debt securities Viacom ("Senior Debt Securities"), (ii) senior subordinated debt securities of Viacom ("Senior Subordinated Debt Securities"), (iii) subordinated debt securities of Viacom ("Subordinated Debt Securities" and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"), (iv) guarantees by Viacom International of the Debt Securities (the "Guarantees"), (v) shares of Viacom's preferred stock ("Preferred Stock"), and (vi) contingent value rights of Viacom ("CVRs"), to be issued from time to time in one or more series, on terms to be determined at the time of offering. The aggregate gross proceeds from the offer, sale and distribution of the Securities under the Registration Statement will not exceed $3.0 billion.









          90447.6/NYL3

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          Viacom Inc.                     2                     May 8, 1995
          Viacom International Inc.


                    The Debt Securities are to be issued from time to time as (i) senior indebtedness of Viacom under an indenture among Viacom, as issuer, Viacom International, as guarantor, and The
          First National Bank of Boston, trustee, in substantially the form included in the Registration Statement as Exhibit 4.1, (ii) senior subordinated indebtedness of Viacom under an indenture among Viacom, as issuer, Viacom International, as guarantor, and The First National Bank of Boston, trustee, in substantially the form included in the Registration Statement as Exhibit 4.2 or (iii) subordinated indebtedness of Viacom under an indenture among Viacom, as issuer, Viacom International, as guarantor, and The
          First National Bank of Boston, trustee, in substantially the form included in the Registration Statement as Exhibit 4.6 (collectively, the "Indentures"). The CVRs are to be issued under a contingent value rights agreement (the "CVR Agreement") among Viacom and Harris Trust and Savings Bank, CVR trustee, in substantially the form included in the Registration Statement as
          Exhibit 7.



                      In so acting, we have examined the Registration Statement, the Indentures, the CVR Agreement and Viacom's Restated Certificate of Incorporation, as amended. We have also examined and relied as to factual matters upon the representations, warranties and and other statements contained in originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                    Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

                    Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                    1. the Indentures have been duly authorized by each of Viacom and Viacom International;

                    2. when (a) the Indentures have been duly executed and delivered by the parties thereto, (b) Debt Securities and Guarantees, if any, have been duly authorized, executed and issued in accordance with the provisions of the applicable Indenture (including the provisions of the Indenture regarding establishment of the form of Debt Securities and Guarantees), (c) such Debt Securities have been authenticated by the trustee under the applicable Indenture and (d) such Debt Securities with Guarantees, if any, endorsed thereon have been delivered for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, such Debt Securities and Guarantees will have been validly issued and will constitute valid and binding obligations of Viacom and Viacom International,









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          Viacom Inc.                     3                     May 8, 1995
          Viacom International Inc.

               respectively, enforceable against Viacom and Viacom International in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                    3. when (a) the terms of Preferred Stock have been duly authorized by Viacom, (b) certificates representing such shares of Preferred Stock have been duly executed by Viacom and delivered for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, and (c) all other action necessary for issuance of such shares of Preferred Stock has been taken, including the adoption and filing in Delaware of a Certificate of Designations, such shares of Preferred Stock will be duly and validly issued, fully paid and non-assessable;

                    4.   the CVR Agreement has been duly authorized by Viacom;
               and

                    5. when (a) the CVR Agreement has been duly executed and delivered by the parties thereto, (b) CVRs have been duly authorized, executed and issued in accordance with the provisions of the CVR Agreement (including the provisions of the CVR Agreement regarding establishment of the form of
               CVRs), (c) such CVRs have been authenticated by the CVR trustee under the CVR Agreement and (d) such CVRs have been delivered for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, such CVRs will have been validly issued and will constitute valid and binding obligations of Viacom, enforceable against Viacom in accordance with their terms and entitled to the benefits of the CVR Agreement, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).


                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Prospectus.


                                                  Very truly yours,


                                                  /s/ Shearman & Sterling